UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2006

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey, 07016

(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In September 2005, the Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “Corporation”), the general partner of Mack-Cali Realty, L.P., adopted certain amendments to the Mack-Cali Realty Corporation Corporate Governance Principles (the “Corporate Governance Principles”) in response to a stockholder proposal approved at the annual meeting of stockholders of the Corporation held on June 23, 2005 (the “2005 Stockholder Proposal”). Those amendments provided that if, in any uncontested election of directors of the Corporation, a director nominee has a greater number of votes “withheld” from his or her election than votes cast “for” his or her election, such director nominee shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which would make a recommendation to the Board of Directors on whether to accept or reject the resignation.

On March 28, 2006, the Board of Directors approved and adopted additional amendments to the Corporate Governance Principles to further conform the majority vote provisions in the Corporate Governance Principles to published best practices, including the “meaningful alternative” to majority voting model suggested by Institutional Shareholder Services (“ISS”), one of the nation’s leading independent stockholder voting advisory services.

In connection with the Corporation’s annual meeting of stockholders held on May 24, 2006 (the “Annual Meeting”), the Corporation had received a stockholder proposal (the “2006 Stockholder Proposal”), substantially identical to the 2005 Stockholder Proposal. The 2006 Stockholder Proposal was set forth as proposal number 3 in the Corporation definitive proxy statement in connection with the Annual Meeting that was mailed to stockholders on or about April 18, 2006 and requested that the Corporation amend its organizational documents to adopt a majority voting standard for the election of directors. Because a representative of the proponent of the 2006 Stockholder Proposal was not in attendance to submit the proposal to a vote at the Annual Meeting, no formal action was taken on the proposal.

On May 24, 2006, immediately prior to Annual Meeting, the Board of Directors approved the incorporation of the majority vote provisions of the Corporate Governance Principles into the Corporation’s Amended and Restated bylaws (the “Bylaws”) by adopting a new Section 17 of Article III of the Bylaws set forth in an amendment to the Bylaws (the “Amendment”). In adopting the Amendment, the Board of Directors determined that incorporating the Corporation’s majority vote policies into its organizational documents would be consistent with the published best practices described above.

The provisions of the Amendment, which became effective immediately, adopted the existing procedure set forth in the Corporate Governance Principles for the Board of Directors to follow in the event a nominee for election as a director in an uncontested election has a greater number of votes "withheld" from his or her election than votes cast

"for" his or her election. Under new Section 17 of Article III of the Bylaws, a vote will be considered “withheld” from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held.

In such circumstances, the Amendment requires that any such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable), (ii) the director’s background, experience and qualifications, (iii) the director’s length of service on the Board of Directors and contributions to the Corporation, and (iv) whether the director’s service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Corporation’s Corporate Governance Principles and the corporate governance guidelines of independent advisory firms such as ISS.

Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days of the date on which certification of the stockholder vote is made, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee’s decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this Bylaw and any non-independent director will not participate in the deliberations and decisions made hereunder.

A copy of the Amendment is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

3.1	Amendment No. 2 to the Mack-Cali Realty Corporation Amended and Restated Bylaws dated May 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: May 31, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President, General Counsel

And Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

Dated: May 31, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President, General Counsel

And Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 2 to the Mack-Cali Realty Corporation Amended and Restated Bylaws dated May 24, 2006.